SCHEDULE 14A
                                 (Rule 14a-1O1)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]
  Check the appropriate box:
  [ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e) (2))
  [X] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Rule 14a-l 1(c) or Rule 14a-12
                     ADVANCED NEUROMODULATION SYSTEMS, INC.
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                (Name of Registrant as Specified in Its Charter)
          BOARD OF DIRECTORS OF ADVANCED NEUROMODULATION SYSTEMS, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Payment of Filing Fee (Check the appropriate box):
  [X] No fee required.
  [ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
  (1) Title of each class of securities to which transaction applies:
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  (2) Aggregate number of securities to which transaction applies:

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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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  (4) Proposed maximum aggregate value of transaction:

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  (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials:

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  [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

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  (2) Form, Schedule or Registration Statement no.:

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  (3) Filing Party:

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  (4) Date Filed:

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

                     ADVANCED NEUROMODULATION SYSTEMS, INC.

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON WEDNESDAY, MAY 24, 2000

--------------------------------------------------------------------------------


To the Shareholders of Advanced Neuromodulation Systems, Inc.:

The Annual Meeting of Shareholders (the "Annual Meeting") of Advanced Neuromodulation Systems, Inc. (the "Company") will be held at the Company's offices located at 6501 Windcrest Drive, Suite 100, Plano, Texas 75024 on May 24, 2000, at 10:00 a.m. CST, for the purpose of considering and acting upon the following matters:

1. To elect seven directors, each to hold office for a term of one-year.
2. To approve the Advanced Neuromodulation Systems, Inc. 2000 Stock Option
   Plan.
3. To consider and act upon such other business as may properly come before the meeting or any adjournment(s) thereof.

Shareholders of record on April 7, 2000, are the only persons entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

A proxy for the Annual Meeting is enclosed herewith. Whether or not you plan to attend the Annual Meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the Annual Meeting or to vote your shares in person.

                                        By Order of the Board of Directors

                                        F. Robert Merrill III
                                        Secretary
Plano, Texas
April 17, 2000

                     Advanced Neuromodulation Systems, Inc.
               6501 Windcrest Drive, Suite 100, Plano, Texas 75024

                              ---------------------
                                 Proxy Statement
                              ---------------------

The enclosed proxy is solicited by the Board of Directors of Advanced Neuromodulation Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 24, 2000, at 10:00 a.m. CST, or at any adjournment or adjournments thereof, at the place and for the purposes set forth in the accompanying Notice of Annual Meeting. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. The persons named in the accompanying proxy will vote the proxy FOR the Board of Directors' slate of directors and FOR the approval of the 2000 Stock Option Plan unless contrary instructions are given. At any time before it is voted, each proxy granted can be revoked by the shareholder by a later dated proxy, by written revocation addressed to the Secretary of the Company at the address below or by voting by ballot at the Annual Meeting.

The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of officers and employees of the Company (who will receive no additional compensation) to solicit proxies. The Company intends to request banks and brokers holding shares of the Company's stock to forward copies of the proxy material to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses.

The principal executive office of the Company is located at 6501 Windcrest Drive, Suite 100, Plano, Texas 75024. This Proxy Statement and the accompanying proxy card are being sent to shareholders on or about April 18, 2000.

                                SHAREHOLDER VOTE

Only shareholders of record at the close of business on April 7, 2000, are entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On April 7, 2000, there were 7,471,134 shares of Common Stock, par value $.05 per share (the "Common Stock") outstanding. Every holder of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is entitled to one vote for each share held. The presence at the Annual Meeting in person, or by proxy, of the holders of a majority of the outstanding Common Stock constitutes a quorum for the Annual Meeting and for acting on the matters specified in the Notice of Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Votes withheld from any director nominee will be counted in determining whether a quorum has been reached. In the election of directors, shareholders are not entitled to cumulate their votes and are not entitled to vote for a greater number of persons than the number of nominees named in this Proxy Statement.

Assuming the presence of a quorum, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. This simply means that the seven director nominees who receive the highest number of affirmative votes will be elected as directors. Votes may be cast in favor of or withheld from a director nominee. Votes that are withheld from a particular nominee will be excluded entirely from the vote and will not affect the outcome of the vote. Under applicable rules, brokers who hold shares in street name have the authority to vote on the election of directors when they have not received instructions from beneficial owners. Brokers who do not receive instructions are generally entitled to vote on the election of directors.

Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve the 2000 Stock Option Plan. Votes may be cast "for", "against" or "abstain" on this matter. Votes that are cast as an "abstain" vote will have the practical effect of a vote against the matter, because abstaining votes are counted as shares with voting power present at the meeting. Under applicable rules, brokers who hold shares in street name may not have the authority to vote on this proposal when they have not received instructions from beneficial owners.

In all other matters, assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote thereon is required to take shareholder action.

Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given, it will be voted FOR approval of each of the proposals set forth in the Notice of Annual Meeting and at the discretion of the proxy holders on all other business that may properly come before the meeting. Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum exists, but will not be counted as affirmative votes in the election of the directors. Again, with respect to the approval of the 2000 Stock Option Plan and all other matters, an abstention or broker nonvote would have the same effect as a vote against the proposal.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of April 7, 2000, the beneficial ownership of each current director, each nominee for director, the Chief Executive Officer and the four most highly compensated executive officers (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 for the year, all executive officers and directors as a group, and each shareholder known to management of the Company to own beneficially more than 5% of the outstanding Common Stock.


Name and Address of                      Amount and Nature of        Percent
Beneficial Owner                        Beneficial Ownership(1)     of Class(2)
--------------------                    -----------------------    ------------
T. Rowe Price Associates, Inc.                 906,300(3)             12.13%
100 East Pratt
Baltimore, Maryland  21202

Brookside Capital Partners Fund, L.P.          683,600(4)              9.15%
Two Copley Place
Boston, Massachusetts  02116

DCF Capital, L.L.C.                            626,500(5)              8.39%
660 Steamboat Road
Greenwich, Connecticut  06830

Robert L. Swisher, Jr.                         570,000(6)              7.53%
5005 LBJ Freeway, Suite 1130
Dallas, Texas  75244

Dimensional Fund Advisors Inc.                 480,009(7)              6.43%
1299 Ocean Avenue
11th Floor
Santa Monica, California  90401

Christopher G. Chavez                          159,150(8)              2.09%
4437 Cordova Lane
McKinney, Texas  75070

Hugh M. Morrison                                45,750(9)                *
2517 Bluebonnet Boulevard
Houston, Texas  77030

Robert C. Eberhart, Ph.D.                       25,675(10)               *
10519 Royal Springs
Dallas, Texas  75229

A. Ronald Lerner                               117,000                 1.57%
2340 Three Bears Road
Bozeman, Montana  59719

Richard D. Nikolaev                             45,000(11)               *
11835 N. 83rd Place
Scottsdale, Arizona  85260


Name and Address of                      Amount and Nature of        Percent
Beneficial Owner                        Beneficial Ownership(1)     of Class(2)
--------------------                    -----------------------    ------------
Michael J. Torma, M.D.                          10,000(12)               *
1029 Delaware
Shreveport, Louisiana  71106

Joseph E. Laptewicz, Jr.                         7,500(12)               *
119 Trent Lane
Chocowinity, North Carolina  27817

F. Robert Merrill III                           90,451(13)             1.20%
3329 Leigh Drive
Plano, Texas  75025

Scott F. Drees                                  95,250(12)             1.26%
834 Parkwood Court
McKinney, Texas  75070

Alan W. Mock                                    18,750(12)               *
5212 N. Meadow Ridge Circle
McKinney, Texas  75070

Stuart B. Johnson                               40,250(14)               *
3112 Pinehurst
Plano, Texas  75075

All directors and executive officers           773,774(15)             9.72%
as a group, including those named above
(14 persons)

--------------------
  *  Less than 1.0%
(1) Unless otherwise noted and subject to community property laws, where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.
(3) Based on information obtained by the Company from Schedule 13G filed by T. Rowe Price Associates, Inc. dated Apri 10, 2000. T. Rowe Price Associates, Inc. is deemed to have beneficial ownership of 906,300 shares of the Company's Common Stock as of April 7, 2000.
(4) Based on information obtained by the Company from Schedule 13G filed by Brookside Capital Partners Fund, L.P. dated February 11, 2000. Brookside Capital Partners Fund, L.P. is deemed to have beneficial ownership of 683,600 shares of the Company's Common Stock as of December 31, 1999.
(5) Based on information obtained by the Company from Schedule 13D filed by DCF Capital, L.L.C. dated April 12, 2000. DCF Capital L.L.C. is deemed to have beneficial ownership of 626,500 shares of the Company's Common Stock as of April 7, 2000.
(6) Based on information obtained by the Company from Schedule 13D/A filed by Robert L. Swisher, Jr. dated January 3, 2000. Mr. Swisher owned 470,000 shares of the Company's Common Stock as of December 31, 1999, and a warrant to purchase 100,000 shares of the Company's Common Stock which became exercisable as of February 21, 1997 at an exercise price of $6.50 per share.
(7) Based on information obtained by the Company from Schedule 13G filed by Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, dated February 11, 2000. Dimensional is deemed to have beneficial ownership of 480,009 shares of the Company's Common Stock, as of December 31, 1999.
(8)  Includes 156,250 shares subject to options.
(9)  Includes 20,000 shares subject to options.
(10) Includes 2,500 shares subject to options.
(11) Includes 15,000 shares subject to options.
(12) Consists entirely of shares subject to options.
(13) Includes 70,450 shares subject to options.
(14) Includes 20,250 shares subject to options.
(15) Includes 488,200 shares subject to options.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

Seven directors are nominated for election at the Annual Meeting. Each director will serve until the next annual meeting of shareholders or until his successor shall be elected and shall qualify. Proxies in the accompanying form will be voted for the seven nominees listed in the table that follows, except where authority is specifically withheld by the shareholder.

All nominees are incumbent directors. If any of the nominees should become unable to accept the election, or for good cause will not accept the election, the person named in the proxy may vote for such other person or persons as may be designated by the Board of Directors, or the Board of Directors can vote to reduce the size of the Board. Each of the nominees named below has indicated his willingness to accept election, and management has no reason to believe that any of the nominees named below will be unable or unwilling to serve.

The nominees for directors of the Company are as follows:

                                                                       Director
                               Principal Occupation or                 of
                               Employment During the                   Company
Name                           Past Five Years                    Age  Since
------------------------------ ---------------------------------- ---- ---------
Hugh M. Morrison(1)            President and Chief Executive       52    1983
                               Officer of Clean Acquisition, Inc.
                               and Pilgrim Cleaners, Inc. since
                               March 1996; Independent Business
                               Consultant and Investor from
                               January 1993 to February 1996;
                               Chairman of the Board of the
                               Company since January 1998.

Robert C. Eberhart, Ph.D.(1,2) Professor of Engineering in         62    1994
                               Surgery, University of Texas
                               Southwestern Medical Center,
                               Dallas, Texas; Director,
                               Biomedical Engineering, University
                               of Texas at Arlington, Arlington,
                               Texas since September 1983.
                               Chairman, Joint Program in
                               Biomedical Engineering, University
                               of Texas Southwestern Medical
                               Center, Dallas, Texas, and
                               University of Texas at Arlington,
                               Arlington, Texas from September
                               1983 to December 1999.

Michael J. Torma, M.D.(1,2)    Vice President-Technology           57    1994
                               Development of Biomedical Research
                               Foundation of Northwest Louisiana
                               and Director of the Center for
                               Biomedical Technology Innovation
                               (CBTI) since September 1996;
                               Chair, Surgical Services of
                               Presbyterian Hospital of Dallas
                               and Chairman of Institute for
                               Surgical Sciences of Presbyterian
                               Healthcare System from October
                               1992 to September 1996.

                                                                       Director
                               Principal Occupation or                 of
                               Employment During the                   Company
Name                           Past Five Years                    Age  Since
------------------------------ ---------------------------------- ---- ---------
Richard D. Nikolaev (3)        President and Chief Executive       60    1996
                               Officer, NIKOR Enterprises, Inc.
                               (Healthcare Industry Consulting/
                               Investing) since November 1997;
                               President and Chief Executive
                               Officer of Wright Medical
                               Technology, Inc. from November
                               1995 to November 1997; Chief
                               Executive Officer of
                               OsteoBiologics, Inc. from August
                               1995 to November 1995; Independent
                               Business Consultant from January
                               1995 to July 1995.

Christopher G. Chavez          President, Chief Executive Officer  43    1998
                               and Director of the Company since
                               April 1998; Vice President,
                               Worldwide Marketing & Strategic
                               Planning, Eastman Kodak Company,
                               from April 1997 to November 1997;
                               Vice President and General
                               Manager, Infection Prevention
                               Business Unit of Johnson & Johnson
                               Medical, Inc. (JJMI) from August
                               1995 to April 1997; Director,
                               International Marketing of JJMI
                               from June 1994 to August 1995;
                               Director of the Health
                               Industry Council since February
                               1999.

Joseph E. Laptewicz, Jr.(3)    Chairman and Chief Executive        50    1998
                               Officer, Empi, Inc. (Physical
                               Therapy and Orthopedic Medical
                               Products) since October 1994;
                               President and Chief Executive
                               Officer, Schneider USA (Subsidiary
                               of Pfizer, Inc.) from April 1992
                               to September 1994; Director of
                               Angiodynamics, Inc., (Peripheral
                               Interventional Medicine) a
                               subsidiary of E-Z-EM, Inc. since
                               April 1997.

A. Ronald Lerner               Independ Business Consultant and    54    1999
                               Investor since January 2000;
                               Founder and President, Trendalysis
                               Securities from March 1991 to
                               December 1999; Founder and
                               President, Cypress Asset
                               Management, Inc. from March 1996
                               to June 1999; Founder and
                               President, Prometheus Advisors,
                               Inc. from March 1991 to
                               February 1996.

--------------------------------------------------------------------------------
(1) Member of the Audit Committee of the Board of Directors
(2) Member of the Compensation Committee of the Board of Directors
(3) Member of the Stock Option Committee of the Board of Directors


                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF ALL NOMINEES NAMED ABOVE

              COMPENSATION AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended December 31, 1999, there were five meetings of the Board of Directors. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he served as a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served. The Board has three committees: Audit, Compensation, and Stock Option.

Prior to the Annual Meeting, the Audit Committee consisted of Mr. Laptewicz and Mr. Nikolaev, both of whom are independent outside directors. This committee acts as a liaison between the Board of Directors and the independent auditors. The committee reviews with the independent auditors the planning and scope of financial statement audits, the results of those audits and the adequacy of internal accounting controls. It also monitors other corporate and financial policies. The Audit Committee held one meeting during the year ended December 31, 1999.

Prior to the Annual Meeting, the Compensation Committee consisted of Dr. Eberhart, Mr. Morrison, and Dr. Torma, all of whom are independent outside directors. This committee establishes executive compensation policies and makes recommendations to the Board of Directors. The Compensation Committee held two meetings during the year ended December 31, 1999.

Prior to the Annual Meeting, the Stock Option Committee consisted of Dr. Eberhart and Dr. Torma, both of whom are independent outside directors. This committee is vested with full authority to select participants, grant options, determine the number of shares subject to each option, the exercise price of each option, and in general, to make, administer and interpret such rules and regulations as it deems necessary to administer the Company's Stock Option Plans. The Stock Option Committee held one meeting during the year ended December 31, 1999.

Mr. Morrison, Chairman of the Board, receives an annual retainer of $60,000 and reimbursement of all expenses incurred in attending each Board of Directors' meeting. Mr. Morrison does not receive any additional compensation for attending Board of Directors' meetings or committee meetings. All other nonmanagement directors receive an annual retainer of $10,000 assuming at least 75% board meeting attendance, a $1,000 director's fee for each Board of Directors' meeting attended, $500 for each committee meeting attended and reimbursement of all expenses incurred in attending such meetings.

Directors and clinical advisors of the Company may be granted nontransferable stock options under certain of the Company's stock option plans. The option price per share for stock options granted to directors and clinical advisors cannot be less than the fair market value per share on the date the option is granted. In addition, the exercise period for options cannot exceed six years and each option vests ratably over a four-year period. During the year ended December 31, 1999, two directors were granted stock options: A. Ronald Lerner was granted 15,000 shares on November 29,1999 at an exercise price of $7.563 per share and Richard D. Nikolaev was granted 5,000 shares on November 29, 1999 at an exercise price of $7.563 per share.

                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

                                                                      Executive
                                                                       Officer
         Name           Age              Position                       Since
----------------------  ---  ---------------------------------------  ----------
Christopher G. Chavez   43   President, Chief Executive Officer          1998
                             and Director

F. Robert Merrill III   50   Executive Vice President - Finance;         1981
                             Chief Financial Officer;
                             Treasurer and Secretary

Scott F. Drees          42   Executive Vice President - Sales and        1996
                             Marketing

James P. Calhoun        50   Vice President - Human Resources            1995

Ramon C. Dougan         58   Vice President - North American Sales       1996

John H. Erickson        51   Vice President - Research and Development   1996

Stuart B. Johnson       53   Vice President - Manufacturing              1997

W. Alan Mock            43   Vice President - Marketing                  1996

Mr. Chavez has been President, Chief Executive Officer and Director of the Company since April 1998. From April 1997 to November 1997, Mr. Chavez was Vice President, Worldwide Marketing & Strategic Planning of Eastman Kodak Company. From January 1990 to April 1997, Mr. Chavez was employed by Johnson & Johnson Medical, Inc. where he held various positions including Vice President and General Manager of the Infection Prevention Business Unit from August 1995 to April 1997; Director, International Marketing from June 1994 to August 1995 and Director, New Business Development from January 1990 to May 1994.

Mr. Merrill has been Executive Vice-President-Finance since March 1998, Chief Financial Officer since April 1994, Secretary since February 1989, and Treasurer since February 1981. Mr. Merrill was acting President and Chief Executive Officer of the Company from January 1998 to April 1998. From July 1995 to March 1998, Mr. Merrill was Senior Vice President-Finance of the Company, and from February 1981 to July 1995, was Vice President-Finance. Mr. Merrill joined the Company in October 1979 as Director of Manufacturing Operations.

Mr. Drees has been Executive Vice-President-Sales and Marketing of the Company since March 1998. From April 1996 to March 1998, Mr. Drees was Vice President of the Company and President of ANS from September 1996 to March 1998. From November 1987 to April 1996, Mr. Drees was employed by St. Jude Medical, Inc., a medical device company, where he held various positions within the sales and marketing area, including Director, North American Sales from August 1990 to April 1996.

Mr. Calhoun has been Vice President-Human Resources of the Company since April 1995. From May 1992 to April 1995, Mr. Calhoun was Executive Director of Hogan Quality Institute, a management consulting firm. From February 1988 to May 1992, Mr. Calhoun was the Vice President of Human Resources and Corporate Quality Programs of Harris Adacom Corporation, a data communications company.

Mr. Dougan has been Vice President-North American Sales of the Company since January 2000. Mr. Dougan was Vice President-International Sales of the Company from September 1996 to December 1999 and was Director of International Sales of the Company from April 1995 to August 1996. From May 1993 to March 1995, Mr. Dougan was employed by Neuromed, Inc., the predecessor of the Company which was acquired by the Company in March 1995. Mr. Dougan held various positions within the sales and marketing area at Neuromed, Inc. including Director of International Sales and Marketing.

Mr. Erickson has been Vice President-Research and Development of the Company since September 1996 and was Director of Electronics Research and Development of the Company from January 1996 to September 1996. From August 1982 to October 1995, Mr. Erickson was employed by Orthofix Inc. (formerly American Medical Electronics, Inc.) where he held various positions within the research and development area including Vice President of Research and Development.

Mr. Johnson has been Vice President-Manufacturing of the Company since June 1997 and was Director of Manufacturing of the Company from March 1997 to June 1997. From 1993 to 1997, Mr. Johnson was employed by Orthofix Inc. (formerly American Medical Electronics, Inc.) where he held various positions including Vice President of Corporate Operations.

Mr. Mock has been Vice President-Marketing of the Company since November 1996. From November 1995 to October 1996, Mr. Mock was an Independent Business Consultant. From November 1987 to October 1995, Mr. Mock was employed by DSP Worldwide (formerly Snowden-Pencer, Inc.) where he held various positions within the sales and marketing area including Vice President, Sales and Marketing Operations.

                       COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth, for the fiscal year ended December 31, 1999, certain information regarding compensation, aggregate stock option grants and exercises during 1999 and year-end stock option values for the Named Executive Officers.


                           SUMMARY COMPENSATION TABLE

================================================================================
                     Annual Compensation      Long-Term Compensation
                   ----------------------- -----------------------------
                                                   Awards        Payouts
                                           --------------------- -------
                                    Other                                  All
                                    Annual Restricted Securities          Other
 Name and                           Comp.     Stock   Underlying  LTIP    Comp.
 Principal          Salary   Bonus   (1)    Award(s)  Options/   Payouts   (2)
 Position     Year   ($)      ($)    ($)       ($)    SARs(#)(5)   ($)     ($)
------------- ---- -------- ------- ------ ---------- ---------- ------- -------
 Christopher  1999 $209,023 $95,409   ---      ---       25,000    ---   $5,000
 G. Chavez(3) 1998 $168,749 $75,000   ---      ---      200,000    ---   $2,591
 (C.E.O)      1997 $  ---   $ ---     ---      ---        ---      ---   $ ---
--------------------------------------------------------------------------------
 Scott F.     1999 $150,529 $34,586   ---      ---       10,000    ---   $5,000
 Drees        1998 $143,750 $36,250   ---      ---      107,000    ---   $4,937
 (Ex. Vice    1997 $132,000 $13,000   ---      ---        7,000    ---   $3,536
 President)
--------------------------------------------------------------------------------
 F. Robert    1999 $125,612 $28,861   ---      ---       10,000    ---   $4,676
 Merrill III  1998 $119,963 $80,250(4)---      ---       65,000    ---   $5,000
 (C.F.O.)     1997 $110,209 $10,000   ---      ---        ---      ---   $2,907
--------------------------------------------------------------------------------
 Alan W.      1999 $115,236 $21,182   ---      ---       10,000    ---   $4,054
 Mock         1998 $109,038 $16,500   ---      ---       25,000    ---   $3,580
 (Vice        1997 $100,000 $ 7,500   ---      ---        ---      ---   $1,625
 President)
--------------------------------------------------------------------------------
 Stuart B.    1999 $108,477 $24,925   ---      ---       20,000    ---   $3,992
 Johnson(6)   1998 $103,587 $20,900   ---      ---       27,000    ---   $3,318
 (Vice        1997 $ 76,653 $ 4,000   ---      ---       17,000    ---   $ ---
 President)
--------------------------------------------------------------------------------

(1) None of the Named Executive Officers received personal benefits, securities or property in excess of the lesser of $50,000 or 10 percent of such individual's reported salary and bonus.
(2) Reflects matching employer contributions under the Company's Employees Savings Plan 401(k).
(3) Mr. Chavez joined the Company on April 9, 1998. The compensation amounts for 1998 reflect compensation from April 1998 through December 1998.
(4) Includes a $50,000 bonus paid in connection with the sale of the cardiovascular business in January 1998.
(5)  The 1998-year includes new option grants and repriced options.
(6) Mr. Johnson joined the Company on March 17, 1997. The compensation amounts for 1997 reflect compensation from March 1997 through December 1997.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

--------------------------------------------------------------------------------
                                                            Potential Realizable
                Number of    Percent of                       Value at Assumed
                Securities     Total                           Annual Rates of
                Underlying  Options/SARs Exercise                Stock Price
               Options/SARs  Granted to  or Base                Appreciation
                 Granted    Employees In  Price   Expiration   For Option Term
      Name         (#)      Fiscal Year   ($/Sh)     Date       5%        10%
-------------- ------------ ------------ -------- ---------- -------- ----------
Christopher G.    25,000        8.00%     $6.625   03/31/09  $104,163  $263,968
Chavez
--------------------------------------------------------------------------------
F. Robert         10,000        3.20%     $6.625   03/31/09  $ 41,665  $105,587
Merrill III
--------------------------------------------------------------------------------
Scott F. Drees    10,000        3.20%     $6.625   03/31/09  $ 41,665  $105,587
--------------------------------------------------------------------------------
Alan W. Mock      10,000        3.20%     $6.625   03/31/09  $ 41,665  $105,587
--------------------------------------------------------------------------------
Stuart B.         20,000        6.40%     $6.625   03/31/09  $ 83,330  $211,174
Johnson
--------------------------------------------------------------------------------

                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR END OPTION/SAR VALUES

--------------------------------------------------------------------------------
                                           Number of
                                           Securities            Value of
                                           Underlying           Unexercised
                                           Unexercised         In-The-Money
                     Shares               Options/SARs        Options/SARs
                    Acquired              at FY-end (#)      at FY-end ($)(1)
                       on       Value   ------------------ ---------------------
                    Exercise  Realized   Exer-    Unexer-   Exer-      Unexer-
     Name              (#)       ($)     cisable  cisable   cisable    cisable
------------------- --------- --------- -------- --------- --------- -----------
Christopher G.
Chavez                 --        --      100,000  125,000  $437,500    $506,250
--------------------------------------------------------------------------------
F. Robert Merrill      --        --       55,450   35,000  $274,884    $136,875
III
--------------------------------------------------------------------------------
Scott F. Drees         --        --       66,000   51,000  $288,750    $206,875
--------------------------------------------------------------------------------
Alan W. Mock           --        --       16,250   18,750  $ 71,094    $ 65,781
--------------------------------------------------------------------------------
Stuart B. Johnson      --        --       11,000   36,000  $ 48,125    $125,000
--------------------------------------------------------------------------------

(1) Represents the difference between the closing market price of the Common Stock on the Nasdaq National Market System on December 31, 1999 and the exercise price of the options.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.

Upon receipt of the appropriate information, the Company has prepared all Forms 3, 4 and 5 for its non-employee directors and executive officers, subject to their review and signing prior to filing with the SEC. Based solely on the information provided to the Company by individual non-employee directors and executive officers, the Company believes that all filing requirements applicable to such persons have been complied with in 1999.

                          COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of three independent outside directors, recommends compensation strategies, policies, and programs to the Board of Directors and approves annual salary and cash bonus awards to executive officers and long-term incentive awards to all key employees.

The Board of Directors and the Compensation Committee believe that the Company's success requires a small, but highly motivated professional staff. The Compensation programs, therefore, are primarily designed to attract and retain highly capable executives and key employees, to motivate the performance of executives in support of the achievement of the Company's strategic financial and operating performance objectives and to reward performance that meets this standard.

The Company's executive compensation program combines base salary, annual bonus, and a stock ownership program to attract and retain executives. Base salary increases and annual bonuses are based, in part, on corporate performance. Compensation is also based on a competitive analysis of compensation paid by other comparable companies, current market conditions for recruiting highly skilled and/or specialized talent, the need to retain key executives, the experience level and market worth of current executives, and individual performance.

Under the Company's annual bonus program, year-end cash bonuses are awarded to executive officers based on the level of achievement of annual revenue and earnings objectives. Targeted bonus levels for executive officers are established by the Compensation Committee annually.

The stock option programs of the Company are long-term incentive plans for executive officers and key employees that are intended to motivate executives and employees to improve total return to shareholders. Stock options are generally granted annually, with an exercise price of the fair market value of the Common Stock on the date of the grant. The number of options granted to a recipient is determined using various factors such as the long-term incentives granted to executive officers in companies of comparable size and the contribution of the individual recipient to the Company. To encourage long-term performance, options generally vest over a four-year period.

In addition to using local and national survey data the Company, on occasion, uses the services of independent compensation and benefits consulting firms to provide analysis and recommendations for competitive pay levels and programs.

In early 1999, the Compensation Committee increased the base salary levels of the Company's eight executive officers by an average of 4.5%. At year-end 1999, based on performance for 1999, the Compensation Committee granted cash bonuses of $273,772 to those eight executive officers.

The base salary of Mr. Chavez, the Chief Executive Officer of the Company, was increased by 4.5% to $209,000 in early 1999. The Compensation Committee also established the target bonus in 1999 for Mr. Chavez of 50% of his base salary, with a potential range of 0% to 100% of his base salary, depending on the degree of attainment of the budgeted revenue and earnings objectives of the Company in 1999. Based on 1999 results, the Compensation Committee awarded Mr. Chavez a cash bonus of $95,409, which is part of the $273,772 of total bonuses granted to the Company's eight executive officers for 1999.

In 1999, Mr. Chavez was also granted options to purchase 25,000 shares of Common Stock at an exercise price of $6.625 per share, the fair market value of the stock on the date of the grant.

                                        COMPENSATION COMMITTEE
                                            Robert C. Eberhart
                                            Hugh M. Morrison
                                            Michael J. Torma

This Compensation Committee report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this report by reference.

Performance Graph. The following graph compares the cumulative total return of the Company's Common Stock during the period commencing January 1, 1995 through December 31, 1999, with the Nasdaq U.S. Market Index and an index of companies within the Standard Industrial Code for Medical Devices, Instruments, and Supplies (the "Peer Index").

ANS                 100.000  197.619  147.619  132.738  120.248  178.571
Nasdaq Market Index 100.000  141.335  173.892  213.073  300.248  542.430
Peer Index          100.000  151.759  142.158  162.861  182.442  221.945

                                [OBJECT OMITTED]

The stock price performance depicted in the Performance Graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act or the Exchange Act.

                                   PROPOSAL II

             APPROVAL OF THE ADVANCED NEUROMODULATION SYSTEMS, INC.
                             2000 STOCK OPTION PLAN

Effective February 22, 2000, the Board of Directors adopted the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan (the "2000 Plan"). Certain options granted under the 2000 Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time ("Incentive Stock Options"), while certain other options granted under the 2000 Plan will constitute nonqualified options. The 2000 Plan is being submitted for approval by the shareholders of the Company to permit the granting of Incentive Stock Options and to insure full deductibility by the Company of compensation derived from option exercises by executives under
Section 162(m) under the Internal Revenue Code (the "Code"). A summary of the material features of the 2000 Plan follows. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the 2000 Plan, a copy of which is attached as Appendix A and is incorporated herein by reference.

Purpose of the 2000 Plan. The purpose of the 2000 Plan is to furnish additional equity incentives to directors, clinical advisors, consultants, officers and key employees of the Company because there are a limited number of shares of Common Stock remaining for issuance under the Advanced Neuromodulation Systems, Inc. 1979, 1995, 1998 and Directors' Stock Option Plans. The additional equity incentives are designed to increase shareholder value and to advance the interests of the Company by furnishing incentives to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of the Company and its subsidiaries. Because the Company has used stock options to successfully attract and retain directors, clinical advisors, consultants, officers and key employees in the past, the Board of Directors determined that it would be in the Company's best interest to adopt a new stock option plan.

Shares Issuable through the 2000 Plan. The total number of shares of Common Stock issuable under the 2000 Plan will be 500,000 shares, provided that on January 1 of each year (commencing on January 1, 2001), the aggregate number of shares of Common Stock then issuable upon the exercise of options will be increased by the same percentage that the total number of issued and outstanding shares of Common Stock increased from the preceding January 1 to the following December 31 (if the percentage is positive). Notwithstanding the above, the aggregate number of shares of Common Stock issuable upon the exercise of Incentive Stock Options pursuant to the 2000 Plan cannot exceed 500,000 shares. Shares of Common Stock subject to stock options that are canceled, terminated or forfeited will again be available for issuance under the 2000 Plan. The aggregate number of shares of Common Stock with respect to which options may be granted to any single participant in any one calendar year will not exceed 100,000.

Directors, clinical advisors, consultants, officers and key employees of the Company are eligible to receive stock option grants under the 2000 Plan. Approximately 43 employees were eligible to participate in the 2000 Plan as of April 7, 2000.

The 2000 Plan is being submitted to the shareholders for approval in part to comply with the provisions of Section 162(m) of the Code. Section 162(m) limits the tax deduction available to a company with respect to compensation paid to certain of its executive officers unless, among other conditions, the compensation is "performance based" and is paid pursuant to a plan approved by shareholders.

Each stock option granted under the 2000 Plan will be evidenced by a stock option agreement containing such terms and provisions as are approved by the Stock Option Committee and executed on behalf of the Company by an appropriate officer. The per share exercise price of each stock option is determined by the Stock Option Committee, but will in no event be less than the fair market value of the Common Stock at the time the stock option is granted. Vesting of the stock options will be determined by the Stock Option Committee, under terms and conditions set forth in each stock option agreement. However, no Incentive Stock Option will be exercisable at any time after the expiration of ten (10) years from the date of grant; provided, however, that if a participant with respect to an Incentive Stock Option is a 10% shareholder on the date of grant of such Incentive Stock Option, then such Incentive Stock Option will not be exercisable after the expiration of five (5) years from its date of grant.

Upon exercise of a stock option under the 2000 Plan, the exercise price for the purchased shares will be immediately payable in cash, by check, or at the Stock Option Committee's option, in shares of Common Stock that the optionee has owned for at least six months, having a fair market value on the date immediately preceding the exercise date equal to the exercise price. The Stock Option Committee may, but is not required to, make financing available to the participant for the purchase of shares of Common Stock pursuant to such stock option on such terms as it shall specify.

The Board has the discretion at the time of a grant or at any time prior to or upon the occurrence of a change of control or potential change of control, to provide in whole or in part for the accelerated exercisability of each option outstanding at the time.

Options granted under the 2000 Plan are not assignable or transferable other than by will or the laws of descent and distribution, and during the optionee's lifetime, the option may be exercised only by such optionee.

Termination of Employment. If a participant dies or becomes disabled, all vested Incentive Stock Options may be exercised at any time within one year (or the remaining term of the stock option, if less). If a participant ceases to be a Company officer or employee for any other reason, he or she must exercise any vested Incentive Stock Options within three months (or their remaining term, if less).

Administration of the 2000 Plan. The Stock Option Committee of the Board of Directors will administer the 2000 Plan. The Stock Option Committee is generally empowered to interpret the 2000 Plan, to prescribe, and rescind rules and regulations relating to it, and to determine the terms and provisions of the respective stock option agreements. The Board of Directors or the Stock Option Committee may amend or discontinue the 2000 Plan at any time subject to certain restrictions set forth in the 2000 Plan. Except in limited circumstances, no amendment or discontinuance may adversely affect any previously granted stock option award without the consent of the recipient thereof. Shareholder approval is required if the number of shares issuable under the 2000 Plan is increased or the class of eligible employees is changed.

Federal Income Tax Consequences. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations and does not purport to be complete. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986 (as amended, the "Code"). There also may be state, local and foreign income tax consequences applicable to transactions involving stock options.

Under existing federal income tax provisions, a participant who receives stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes upon the grant of a stock option.

When a nonqualified stock option granted pursuant to the 2000 Plan is exercised, the employee generally will recognize ordinary income (compensation) measured by the difference between the aggregate purchase price of the Common Stock as to which the stock option is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Company generally will be entitled to a deduction in the year the stock option is exercised equal to the amount the employee is required to treat as ordinary income. Any taxable income recognized in connection with a nonqualified stock option exercised by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The basis for determining gain or loss upon a subsequent disposition of Common Stock acquired upon the exercise of a nonqualified stock option will be the purchase price paid to the Company for the Common Stock increased by an amount included in the optionee's taxable income resulting from the exercise of such stock option. The holding period for determining the rate of tax on gain or loss on such subsequent disposition generally begins on the date on which the optionee acquires the Common Stock.

An employee generally will not recognize any income upon the exercise of an Incentive Stock Option, but the exercise may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an Incentive Stock Option, provided that the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the Incentive Stock Option (the "Required Holding Periods"). An employee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the stock option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The remaining gain or loss is generally treated as capital gain or loss, with the tax rate depending on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an Incentive Stock Option, except where the employee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

The affirmative vote of a majority of the shares of Common Stock voted at the Annual Meeting and entitled to vote thereon is required (a) to permit the granting of Incentive Stock Options under the 2000 Plan, and (b) to qualify awards of stock options under the 2000 Plan as "performance based" under Section 162(m) of the Code. If the 2000 Plan is not approved by the shareholders at the Annual Meeting, then any stock options previously granted under the 2000 Plan will be nonqualified stock options, regardless of whether the stock option agreement relating thereto purports to grant Incentive Stock Options, and such options will not qualify as "performance based" under Section 162(m). No executive officers or directors will be issued stock options under the 2000 Plan until the shareholders have voted on the 2000 Plan at the Annual Meeting.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                     APPROVAL OF THE 2000 STOCK OPTION PLAN

                              INDEPENDENT AUDITOR

Ernst & Young LLP has been selected by the Board of Directors as the Company's independent auditor for the current year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's annual shareholders meeting in 2001 and received at the Company's principal executive office by December 18, 2000 will be included in the Company's Proxy Statement and form of proxy relating to such annual meeting of shareholders, if it is a proposal that the Company is required to include in the Proxy Statement under the rules of the Securities and Exchange Commission.

                                  OTHER MATTERS

The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                         FINANCIAL STATEMENTS AVAILABLE

A copy of the Company's 1999 Annual Report accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

Upon written request to F. Robert Merrill III, Corporate Secretary, Advanced Neuromodulation Systems, Inc., 6501 Windcrest Drive, Suite 100, Plano, Texas 75024, the Company will provide without charge copies of the Company's Annual Report on Form 10-K.

                                        By Order of the Board of Directors


                                        F. Robert Merrill III
                                        Secretary

Plano, Texas
April 17, 2000

                                                                     Appendix A

                     ADVANCED NEUROMODULATION SYSTEMS, INC.
                             2000 STOCK OPTION PLAN

         1. Purpose of the Plan. This Plan shall be known as the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan. The purposes of the Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, (ii) to attract and retain directors and clinical advisors with a high degree of training, experience and ability and (iii) to provide incentives to such personnel, directors and clinical advisors to promote the success of the business of Advanced Neuromodulation Systems, Inc. and its subsidiaries.

                  Certain options granted under this Plan are intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.

         2. Definitions. As used herein, the following definitions will apply:
                  (a) "Board" means the Board of Directors of the Corporation.

                  (b) "Common Stock" means the Common Stock, $.05 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan will have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" means the committee described in Section 18(a) that administers the Plan.

                  (e) "Corporation" means Advanced Neuromodulation Systems, Inc., a Texas corporation.

                  (f) "Date of Grant" means the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

                  (g) "Director" means any director, clinical advisor or consultant of the Corporation or one of its Subsidiaries, but excluding any director, clinical advisor or consultant who is also an officer or employee of the Corporation or one of its Subsidiaries.

                  (h) "Employee" means any officer or other key employee of the Corporation or one of its Subsidiaries, including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries.

                  (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (j) "Executive" means an Employee who is, or in the judgment of the Committee may become, the Chief Executive Officer of the Corporation or one of the other four most highly compensated executive officers of the Corporation.

                  (k) "Fair Market Value" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by The Nasdaq Stock Market or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but will not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

                  (l) "Non-Employee Director" means an individual who is a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and also an "outside director" within the meaning of Treasury Regulation ss. 1.162-27(e)(3).

                  (m) "Nonqualified Option" means any Option that is not a Qualified Option.

                  (n) "Option" means a stock option granted pursuant to Section 6 of this Plan.

                  (o) "Optionee" means any Employee or Director who receives an Option.

                  (p) "Participant" means any Employee or Director who receives an Option pursuant to this Plan.

                  (q) "Plan" means the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan, as amended from time to time.

                  (r) "Qualified Option" means any Option that is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (s) "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

                  (t) "Subsidiary" means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

         3. Term of Plan. The Plan has been adopted by the Board effective as of February 22, 2000. To permit the granting of Qualified Options under the Code, and to qualify awards of Options hereunder as "performance based" under
Section 162(m) of the Code, the Plan will be submitted for approval by the shareholders of the Corporation by the affirmative votes of the holders of a majority of the shares of Common Stock then issued and outstanding, for approval no later than the next annual meeting of shareholders. If the Plan is not so approved by the shareholders of the Corporation, then any Options previously granted under the Plan will be Nonqualified Options, regardless of whether the option agreements relating thereto purport to grant Qualified Options, and any options granted to Executives will be void. The Plan will continue in effect until terminated pursuant to Section 18(a).

         4.       Shares Subject to the Plan. Except as otherwise provided in
Section 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan will be 500,000 shares; provided that on January 1 of each year (commencing on January 1, 2001), the aggregate number of shares of Common Stock then issuable upon the exercise of Options will be increased by the same percentage that the total number of issued and outstanding shares of Common Stock increased from the preceding January 1 to the following December 31 (if the percentage is positive). For example, if the total number of issued and outstanding shares of Common Stock on January 1, 2000 were 5,000,000, the total number of issued and outstanding shares of the Corporation on December 31, 2000 were 5,500,000, and the aggregate number of shares of Common Stock then issuable upon the exercise of Options pursuant to this Plan were 250,000, the aggregate number of shares of Common Stock issuable under the Plan effective January 1, 2001 would be 275,000 (a 10% increase). Notwithstanding the above, the aggregate number of shares of Common Stock issuable upon the exercise of Qualified Options pursuant to this Plan will not exceed 500,000 shares. Shares issuable upon the exercise of Options may either be authorized but unissued shares or treasury shares. The Corporation will, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, become immediately available for the grant of additional Options under this Plan, subject to the limitations and adjustments set forth above. In addition, for purposes of calculating the aggregate number of shares that may be issued under this Plan, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) will be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Qualified Option or a Nonqualified Stock Option. Shares tendered by a Participant as payment for shares issued upon such exercise will be available for reissuance under the Plan.

         5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Committee. Nonqualified Options may be granted under Section 6 of the Plan to such Employees or Directors of the Corporation or its Subsidiaries as may be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee will also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee's employer corporation and its parent and subsidiary corporations as defined in Section 424(e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as "Related Corporations")) will not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision. In the event that the Participant's total Qualified Options exceed the $100,000 limit in any calendar year (whether due to acceleration of exercisability, miscalculation, error or otherwise) the amount of Qualified Options that exceed such limit will be treated as Nonqualified Options. The Qualified Options granted earliest (whether under this Plan or any other agreement or plan) will be applied first to the $100,000 limit. In the event that only a portion of the Qualified Options granted at the same time can be applied to the $100,000 limit, the Corporation will issue separate share certificates for such number of shares as does not exceed the $100,000 limit, and will designate such shares as Qualified Option stock in its share transfer records.

         6. Grant of Options. Except as provided in Section 18(c), the Committee will determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and will grant Options under the Plan. Notwithstanding the foregoing, each member of the Committee shall be eligible to receive Options only if the Board unanimously (except for such Committee member) grants such Option to such member. The grant of Options will be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer. In connection with the granting of any Options under the Plan, the aggregate number of shares of Common Stock with respect to which Options may be granted to any single Executive in any one calendar year will not exceed 100,000. Solely for this purpose, Options that lapse or are canceled continue to count against such limit.

         7. Time of Grant of Options. The date of grant of an Option under the Plan will be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant will be given to each Participant to whom an Option is granted promptly after the date of such grant.

         8. Price. The exercise price for each share of Common Stock subject to an Option (the "Exercise Price") granted pursuant to Section 6 of the Plan will be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option will not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such shareholder is referred to herein as a "10-Percent Shareholder"), the Exercise Price for any Qualified Option granted to such Optionee will not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant.

         9. Vesting. Subject to Section 11 of this Plan, each Option award under the Plan will vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Committee may, but will not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. Notwithstanding the foregoing, in no event will the acceleration of any Option hereunder upon a change of control of the Corporation occur to the extent an "excess parachute payment" (as defined in Section 280G of the Code) would result. In the event that the Committee determines that such an excess parachute payment would result if acceleration occurred (when added to any other payments or benefits contingent on a change of control under any other agreements, arrangements or plans) then the number of shares as to which excercisability is accelerated will be reduced so that total parachute payments do not exceed 299% of the Optionee's "base amount," as defined in Section 280G(b)(3) of the Code. A Participant's Option agreement may contain such additional provisions with respect to vesting as the Committee may specify.

         10. Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of (a) cash, (b) check, (c) at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price and have been held by the Optionee at least six (6) months prior to the date of exercise, or (d) at the Corporation's option, any other consideration that the Corporation determines is consistent with the Plan's purpose and applicable law. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (i) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited,
(ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

         11. When Qualified Options May be Exercised. No Qualified Option will be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Shareholder on the Date of Grant of such Qualified Option, then such Option will not be exercisable after the expiration of five (5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such Optionee's vested Qualified Options will not be exercisable after (a) three (3) months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve (12) months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve (12) months after the date of the Optionee's death. This Section 11 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.

         12. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but will not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

         13. Withholding of Taxes. The Committee will make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, (a) withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, (b) withholding any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount of taxes it is required to withhold,
(c) allowing the Participant to deliver Common Stock as payment for the amount the Corporation is required to withhold for taxes or (d) taking any other action reasonably required to satisfy the Corporation's withholding obligation.

         14.      Conditions Upon Issuance of Shares.

                  (a) The Corporation will not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares comply with all provisions of applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed.

                  (b) As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

                  (c) The Corporation will not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed. In addition, the Corporation will have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

                  (d) No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.

         15.      Restrictions on Transfer.

                  (a) Options issued pursuant to the Plan will be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant's lifetime only by the Participant.

                  (b) Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Committee may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions will be set forth in any Option agreement entered into hereunder.

         16.      Modification of Plan and Options.

                  (a) The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action of the Committee may, without the approval of the shareholders of the Corporation, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to Qualified Options under this Plan (except as provided in Section 17 of this Plan), (ii) change the class of employees eligible to receive Qualified Options pursuant to this Plan, or (iii) change the annual limit on the number of Options granted to an Executive in Section 6 above.

                  (b) At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal will impair the Option without the consent of the holder of the Option. Notwithstanding the foregoing, (i) in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option, and (ii) the Committee may, in its discretion and without the holder's consent, convert, any Qualified Option into a Nonqualified Option.

         17. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) will be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then the Corporation may either (a) substitute for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting shareholders) will be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price, or (b) cancel all such Options as of the effective date of any merger, consolidation, recapitalization, reclassification, split-up or combination of shares by giving written notice to each holder thereof or his personal representatives of its intention to do so and by permitting the exercise of all such Options, without regard to determinations of periods or installments of exercisability during the thirty (30) day period immediately preceding such effective date. The Committee may, but will not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option agreement.

         18.      Administration.

                  (a) Notwithstanding anything to the contrary herein, to the extent necessary to comply with the requirements of Rule 16b-3, the Plan will be administered by the Board, if each member is a Non-Employee Director, or by a committee comprised solely of two or more Non-Employee Directors appointed by the Board (the group responsible for administering the Plan is referred to as the "Committee"). Options may be granted under Section 6 only by majority agreement of the members of the Committee. Option agreements, in the form as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Committee will have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee will be final and conclusive. No member of the Committee will be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee will be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

                  (b) Members of the Committee will be specified by the Board, and will consist solely of Non-Employee Directors. Non-Employee Directors may not possess an interest in any transaction for which disclosure is required under Section 404(a) of Regulation S-K under the Exchange Act or be engaged in a business relationship that must be disclosed under Section 404(a) and must qualify as `outside directors' as defined in Section 162(m) of the Code and regulations thereunder.

                  (c) Although the Committee may suspend, discontinue or terminate the Plan at any time, all Qualified Options must be granted within ten
(10) years from the effective date of the Plan or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.

         19. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option will give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

         20. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, will be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.

         21. Governing Law. The Plan will be governed by and construed in accordance with the laws of State of Texas and the United States, as applicable, without reference to the conflict of laws provisions thereof.

         22. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision will be fully severable, and the Plan will be construed and enforced as if such provision had never been inserted herein.

                                                                     Appendix B

                               (FRONT OF PROXY CARD)

                     ADVANCED NEUROMODULATION SYSTEMS, INC.
                 BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING
              OF SHAREHOLDERS AT 10:00 A.M. WEDNESDAY, MAY 24, 2000
               6501 WINDCREST DRIVE, SUITE 100, PLANO, TEXAS 75024

The undersigned shareholder of Advanced Neuromodulation Systems, Inc. (the "Company") hereby appoints F. Robert Merrill III and Hugh M. Morrison, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement, dated April 17, 2000, is hereby acknowledged.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                               BACK OF PROXY CARD

                     ADVANCED NEUROMODULATION SYSTEMS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


The Board of Directors recommends a vote FOR proposals 1 and 2.

                                                      FOR   WITHHOLD    FOR ALL
                                                      ALL     ALL        EXCEPT
 1. Election of Directors

    Nominees: Hugh M. Morrison, Robert C. Eberhart,    O       O            O
              Ph.D., Michael J. Torma,  M.D.,
              Richard D. Nikolaev,
              Christopher G. Chavez,
              Joseph E. Laptewicz, Jr. and
              A. Ronald Lerner

              Nominee Exceptions
              ------------------
              (INSTRUCTIONS: To withhold authority to
              vote for any individual nominee, write
              that nominee's name here)

                                                      FOR    AGAINST    ABSTAIN

2.  Approval of the 2000 Stock Option Plan for  key    O       O            O
    employees, directors, clinical advisors and consultants of the Company.

                                                      FOR    AGAINST    ABSTAIN

3.  In their discretion, the proxies are               O       O            O
    authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

                                            Dated: ______________________, 2000

                                            -----------------------------------
                                            -----------------------------------
                                               (Signature(s)of Shareholder(s))

                                            (Joint owners must EACH sign.
                                            Please sign EXACTLY as your name(s)
                                            appear(s) on this card. When
                                            signing as attorney, trustee,
                                            executor, administrator,
                                            guardian or corporate officer,
                                            please give your FULL title.)

                                            PLEASE SIGN, DATE AND MAIL TODAY.